UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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OSTEOLOGIX, INC.
(Name of Registrant as Specified In Its Charter)

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OSTEOLOGIX, INC.
(Name of Registrant as Specified In Its Charter)

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2007

TO THE STOCKHOLDERS OF OSTEOLOGIX, INC:

The Annual Meeting of the Stockholders of Osteologix, Inc., a Delaware corporation (the “Company’), will be held on June 7, 2007, at 10:00 am Pacific Daylight Time, at the Grand Hyatt San Francisco, 345 Stockton Street, San Francisco, California, and at any adjournment thereof (the “Annual Meeting”) for the following purposes:

1. To elect seven directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm; and

3. To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 20, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of matters to be considered at the Annual Meeting.

YOUR VOTE IS IMPORTANT. YOU ARE REQUESTED TO CAREFULLY READ THE PROXY STATEMENT. PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors, /s/ Matthew M. Loar Name: Matthew M. Loar Title: Chief Financial Officer and Secretary Dated: April 27, 2007

OSTEOLOGIX, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2007

INTRODUCTION

The Annual Meeting of the Stockholders of Osteologix, Inc., a Delaware corporation (the “Company’), will be held on June 7, 2007, at 10:00 am Pacific Daylight Time, at the Grand Hyatt San Francisco, 345 Stockton Street, San Francisco, California, and at any adjournment thereof (the “Annual Meeting”) for the following purposes:

1. To elect seven directors to the Board of Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To ratify the appointment of Weinberg & Company, P.A., as the Company’s independent registered public accounting firm; and

3. To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 20, 2007 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

SOLICITATION AND REVOCATION

Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given in response to this solicitation and received in time for the Annual Meeting will be voted as specified in the proxy. If no instructions are given, proxies will be voted

•	“FOR” the election of the nominees listed below under “Election of Directors,” and

•	“FOR” the ratification of Weinberg & Company, P.A., as the Company’s independent accountants for the year ending December 31, 2007.

If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies in accordance with their best judgment. Any proxy given in response to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to our Secretary, by voting in person at the Annual Meeting, or by delivering another proxy bearing a later date. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy.

QUORUM

The presence, in person or by proxy, of a majority of the shares of Common Stock, par value $.0001 (the “Common Stock”) issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter will not be considered shares entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

You can vote your shares of Common Stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 21,082,686 shares of Common Stock are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one (1) vote on matters presented at the Annual Meeting.

HOW DO I VOTE BY PROXY?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope.

The enclosed proxy, when properly signed and returned to the Company, will be voted by the proxy holders at the Annual Meeting as directed by the proxy. Proxies which are signed by stockholders but which lack any such specification will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

The matters described in this proxy statement are the only matters we know of that will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. A proxy card may be revoked by a stockholder at any time before its exercise at the Annual Meeting by giving Matthew M. Loar, our Secretary, a written notice revoking your proxy card, or a duly executed proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

HOW ARE VOTES COUNTED?

We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote in person or by proxy either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

The election of directors under proposal 1 will be by the affirmative vote of a plurality of the shares of Common Stock presented in person or represented by proxy at the Annual Meeting. Proposal 2 shall be approved upon the affirmative vote of a majority of the shares of Common Stock presented in person or represented by proxy at the Annual Meeting. Unless otherwise stated, the enclosed proxy will be voted in accordance with the instructions thereon.

Brokers holding shares of the Company’s Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the Company’s independent registered public accounting firm

WHO PAYS FOR THIS PROXY SOLICITATION?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, by fax, by email, or in person. None of these employees will receive any extra compensation for doing this.

GENERAL INFORMATION ABOUT THE PROPOSALS

WHAT PROPOSALS ARE STOCKHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING ANNUAL MEETING?

In proposal 1, we are seeking the election of seven directors to serve on the board of directors of the Company until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

In proposal 2, we are seeking ratification of the appointment of Weinberg & Company, P.A. as the Company’s independent auditors.

WHY IS OSTEOLOGIX, INC. SEEKING STOCKHOLDER APPROVAL FOR THESE PROPOSALS?

PROPOSAL NO. 1: The General Corporation Law of the State of Delaware requires corporations to hold elections for directors each year.

PROPOSAL NO. 2. The Company appointed Weinberg & Company, P.A. to serve as the Company’s independent auditors during fiscal year 2007. The Company elects to have its stockholders ratify such appointment.

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders entitled to notice of, and to vote at the Annual Meeting and any adjournment thereof, are stockholders of record at the close of business on the Record Date. Persons who are not stockholders of record on the Record Date will not be allowed to vote at the Annual Meeting. At the close of business on the Record Date there were 21,082,686 shares of Common Stock issued and outstanding. We have issued no other voting securities as of the Record Date. Each share of Common Stock is entitled to one (1) vote on each matter to be voted upon at the Annual Meeting. Holders of Common Stock are not entitled to cumulate their votes for the election of directors.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth as of April 20, 2007, the number of shares of our Common Stock beneficially owned by (i) each person who is known by us to be the beneficial owner of more than five percent of the Company’s Common Stock; (ii) each director and nominee for election to the Board of Directors; (iii) each of the named executive officers in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to the shares indicated. Unless otherwise indicated, the beneficial owners listed have an address at c/o Osteologix, Inc., 425 Market Street, Suite 2230, San Francisco, CA 94105.

Name and Address of Beneficial Owner	Number of Shares Owned	Number of Shares with Right to Acquire (1)	Total Shares Beneficially Owned (2)	Percent of Class
Nordic Biotech K/S Oestergade 5,3 DK-1100, Copenhagen, Denmark	12,633,061	-	12,633,061	59.9%
Visium Asset Management LLC (3) 181 W. Madison, Suite 3600 Chicago, Illinois 60602	1,922,894	-	1,922,894	9.1%
BML Healthcare I, LP (formerly Turbo Portfolio LP) 243 Knightsbridge London, United Kingdom SW7 IDN	1,914,000	-	1,914,000	9.1%
Charles J. Casamento (4)	57,420	474,661	532,081	2.5%
Stephan Christgau (5)	11,484	266,702	278,186	1.3%
Klaus Eldrup-Jørgensen, M.D.	13,461	200,542	214,003	1.0%
Bobby W. Sandage, Jr., Ph.D.	27,603	87,094	114,697	*
Christopher B. Wood, M.D.	20,718	53,646	74,364	*
Christian Hansen, Ph.D. (6)	12,633,061	-	12,633,061	59.9%
Florian Schönharting, M.Sc. (6)	12,633,061	-	12,633,061	59.9%
Jeremy Curnock Cook (7)	1,923,403	3,125	1,926,528	9.1%
Philip J. Young (8)	-	-	-	*
Matthew M. Loar	-	-	-	*
All Directors and Officers (9 people)	14,687,150	1,085,770	15,772,920	71.2%

* Less than one percent.

(1) No options issued under the Company’s Equity Incentive Plan (the “Plan”) will be deemed to have vested and no options will be exercisable until the date which is 20 days after the date on which the Company’s Definitive Information Statement (the “Information Statement”) disclosing the approval of the Plan by Nordic Biotech K/S (the “Majority Shareholder”) has been mailed to the Company’s shareholders.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all common stock shares shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the “Currently Exercisable Options”). Each beneficial owner’s percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted. Except as indicated in this table or the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

(3) Stock held by Visium Asset Management LLC represents stock holdings as reported in a Form 13G/A filed with the Securities and Exchange Commission on February 14, 2007 and includes holdings of Visium Balanced Fund, LP, a Delaware limited partnership (“VBF”), Visium Long Bias Fund, LP, a Delaware limited partnership (“VLBF”), Visium Balanced Fund Offshore, Ltd., a Cayman Islands corporation (“VBFO”), Visium Long Bias Fund Offshore, Ltd., a Cayman Islands corporation (“VLBFO”), Visium Asset Management, LLC, a Delaware limited liability company (“VAM”) and Visium Capital Management, LLC, a Delaware limited liability company (“VCM”).

(4) The “number of shares with right to acquire” and “total shares beneficially owned” both include the right to acquire 51,041 shares which are not exercisable until the date which is 20 days after the distribution of the Information Statement and 423,620 shares which are subject to the exercise of an outstanding common stock purchase warrant. Effective April 3, 2007, Mr. Casamento resigned as Chief Executive Officer and President of the Company and announced that he will not stand for re-election as a director at the Company’s 2007 Annual Meeting of Shareholders.

(5) The “number of shares owned” and the “total shares beneficially owned” both include 5,742 shares held in the name of Janelyn Mangulad-Christgau, the wife of Dr. Christgau and the “number of shares with right to acquire” and “total shares beneficially owned” both include 21,875 shares which are not exercisable until the date which is 20 days after the distribution of the Information Statement.

(6) Christian Hansen and Florian Schönharting are general partners of Nordic Biotech K/S and hold voting and dispositive power for the 12,633,061 shares owned by Nordic Biotech K/S. Dr. Hansen and Mr. Schönharting disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein.

(7) Jeremy Curnock Cook is Executive Director of Bioscience Managers Limited, which has voting and dispositive power for the 1,914,000 shares owned by Turbo Portfolio, LP. Mr. Cook disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8) Philip J. Young has been appointed by the Board to serve as the Company’s President and Chief Executive Officer. Pursuant to Mr. Young’s Employment Agreement, effective as of May 1, 2007, the Company will grant Mr. Young options to purchase up to 1,000,000 shares of the Company’s common stock, 125,000 of which shall vest on December 1, 2007, and the remaining 875,000 shall vest monthly on the first day of each subsequent month with respect to 1/48th (18,229) of the aggregate options thereafter.

EXECUTIVE COMPENSATION

The following tables reflects the cash compensation we paid, as well as certain other compensation paid or accrued, during the fiscal year ended December 31, 2006 to the identified persons (the “Named Executive Officers”).

Name	Salary	Warrant and Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation	Total
Charles J. Casamento Chief Executive Officer and President (3)	$ 420,000	$ 170,309	$ 35,590	$ 81,444 (4)	$ 707,343
Matthew M. Loar Chief Financial Officer (5)	$ 83,333	$ 27,482	-	-	$ 110,815
Stephan Christgau Chief Operating Officer (6)	$ 152,993	$ 102,571	$ 13,133	-	$ 268,697

(1) Warrant and option awards are valued based on a Black-Scholes option pricing model as used in the Company’s consolidated financial statements pursuant to Statement of Accounting Standards No. 123R, “Share-based Payment.” The Black-Scholes option pricing model reflects certain assumptions regarding variable factors such stock price volatility and the term of the option. Stock options have value to the recipient only as a result of appreciation in the price of the Company’s common stock. For the purposes of establishing the value shown in the table, the model assumed a dividend yield of zero, risk-free interest rate of 4.5% to 5.0%, volatility factor of 70%, and an expected life of the options of three to six years.

(2) Non-equity incentive plan compensation represents amounts paid as an incentive bonus following the financing and merger transactions of May 24, 2006.

(3) Mr. Casamento was hired on October 18, 2004 at an annual salary of $400,000. Effective October 18, 2005 his salary was increased by 5% to $420,000. He resigned as Chief Executive Officer and President on April 3, 2007.

(4) The Company paid $1,275 per month for Mr. Casamento’s auto lease and all auto maintenance and operating expenses, which aggregated $9,213. In addition to medical insurance coverage which is provided to all employees, the Company paid for all family medical expenses, which amounted to $14,952 in excess of the medical insurance which is made available to all U.S. employees. The Company paid premiums of $37,104 on a $1.4 million life insurance policy and separate disability insurance policies. The Company provided Mr. Casamento with a parking space in the building that houses the Company’s corporate headquarters at a cost of $4,875. All above amounts were paid on behalf of Mr. Casamento under the terms of his Employment Agreement dated October 18, 2004.

(5) Mr. Loar was hired on September 1, 2006. His base salary is $250,000 per year.

(6) Dr. Christgau is a resident of Copenhagen Denmark, and is paid in Danish Kroner by Osteologix Aps. His 2006 salary and non-
equity incentive plan compensation were 908,626 DKK and 78,000 DKK, respectively, both converted into U.S dollars at the weighted average exchange rate as used in the Company’s consolidated statement of operations of 0.168378 DKK per U.S. dollar. In January 2006, Dr. Christgau’s salary was increased by approximately 19% from the 2005 base to its current amount.

Osteologix has not adopted a formal bonus plan. The compensation committee of the board of directors has determined that each of the Named Executive Officers is eligible to receive a bonus which is targeted at 30-35% of the officer’s salary, payable at the discretion of the compensation committee, based on the achievement of goals established for each of the officers. To date, no bonuses have been paid pursuant to this understanding.

Additional information regarding the fair value of warrant and option awards in the Summary Compensation Table is contained in the table below:

Name	Grant Date	Number of Securities Underlying Warrants or Options (#)	Exercise Price of Warrants or Options ($/share)	Grant Date Fair Value of Warrants or Options ($)	Fair Value Recognized under SFAS 123R ($)
Charles J. Casamento	5/24/2006	509,240 (1)	$ 1.03	$ 371,745	$ 158,707
Charles J. Casamento	10/5/2006	350,000 (2)	$ 1.20	$ 278,453	$ 11,602
Matthew M. Loar	9/1/2006	400,000 (3)	$ 1.50	$ 331,600	$ 27,482
Stephan Christgau	5/24/2006	244,827 (1)	$ 1.03	$ 178,724	$ 97,599
Stephan Christgau	10/5/2006	150,000 (2)	$ 1.20	$ 119,337	$ 4,972

(1) The warrants to purchase stock of Osteologix, Inc. that were granted to Mr. Casamento and Dr. Christgau on May 24, 2006 replaced warrants to purchase stock of Osteologix A/S, a Danish company that was merged into the predecessor company of Osteologix, Inc. Mr. Casamento and Dr. Christgau received the same exchange ratio for their warrants as the stockholder of Osteologix A/S did for its stock in the exchange of shares for Osteologix, Inc. shares. The grant date fair value of warrants shown in the column represents the incremental fair value of the warrants as of the exchange date. The fair value recognized under SFAS 123R represents the amount recognized in the statement of operations in 2006 both prior to and subsequent to the exchange date.

(2) The options granted to Mr. Casamento and Dr. Christgau vest over a period of four years, beginning six months from the date of grant, however, no options will be exercisable until the date which is 20 days after the date on which the Information Statement disclosing the approval of the Plan by the Majority Shareholder has been mailed to the Company’s shareholders.

(3) The options granted to Mr. Loar vest over a period of four years, beginning one year from the date of grant, however, no options will be exercisable until the date which is 20 days after the date on which the Information Statement disclosing the approval of the Plan by the Majority Shareholder has been mailed to the Company’s shareholders.

EQUITY COMPENSATION PLAN INFORMATION

The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility, and to provide additional incentive to employees, directors and consultants to promote the success of the Company’s business. On May 2, 2006, the Board of Directors adopted the Plan. On March 28, 2007, the Board approved an amendment to the Plan which increased the number of shares available for award under the Plan to 2,400,000 from 1,122,762. The Plan, as amended, was approved by the Majority Shareholder on April 18, 2007. The Board believes that the grant of options is a highly effective way to align the interests of management with those of the Company stockholders and provides a cost-effective means of recognizing employee contributions to the success of the Company.

The Plan provides for grants of options to purchase common stock to the Company’s officers, directors, employees and consultants. A total of 2,400,000 shares of common stock have been reserved for issuance under the Plan, and as of April 20, 2007, options to purchase 900,000 shares have been granted under the Plan and options to purchase 1,000,000 shares are to be grated to Mr. Young on May 1, 2007 in connection with his employment as President and Chief Executive Officer. Although the Plan has been approved by the Majority Shareholder, such approval shall not be deemed effective until 20 days after the mailing of the Information Statement.

Prior to the adoption of the Plan, Osteologix A/S granted its officers, directors and consultants warrants to purchase its common stock. Concurrent with the merger transaction on May 24, 2006, these warrants were exchanged for warrants to purchase Osteologix, Inc. common stock at the same exchange ratio as received by the shareholder of Osteologix A/S. After the exchange, 979,307 warrants to purchase common stock were issued. 899,724 of these warrants remain outstanding as of April 20, 2007.

Osteologix has also granted options to purchase shares of its common stock outside of the Plan. These options do not qualify for Incentive Stock Option status, and have been granted to members of the Board of Directors of Osteologix. A total of 250,000 options have been granted outside of the Plan.

EQUITY COMPENSATION PLAN TABLE

The following table provides certain information with respect to all of the Company’s equity issuances and equity compensation plans in effect as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	979,307	(1)	$1.03	—
Equity issuances and compensation plans not approved by security holders	1,150,000	(2)	$1.31	222,762
Total	2,129,307		$1.18	222,762

(1) Represents warrants to purchase common stock which were issued concurrent with the merger transaction on May 24, 2006. 899,724 of these warrants remain outstanding as of April 20, 2007.

(2) Included in the number of options not approved by security holders at December 31, 2006 are options to purchase 900,000 shares which were issued under the Plan and options to purchase 250,000 shares which were not issued pursuant to any plan. On March 28, 2007, the Board approved an amendment to the Plan which increased the number of shares available for award under the Plan to 2,400,000 from 1,122,762. The Plan, as amended, was approved by the Majority Shareholder on April 18, 2007. Although the Plan has been approved by the Majority Shareholder, such approval shall not be deemed effective until 20 days after the mailing of the Information Statement. Of the options to purchase 900,000 shares issued under the Plan, 608,333 remain outstanding as of April 20, 2007.

DESCRIPTION OF EQUITY INCENTIVE PLAN

Types of Grants and Eligibility

The Plan is designed to provide an incentive to key employees (including officers and directors who are key employees) and to consultants and directors who are not employees of the Company and its present and future subsidiaries (collectively, a “participant”) and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of Incentive Stock Options (“ISO”), Non-Qualified Stock Options (“NQSO”), Restricted Stock, Stock Appreciation Rights, and Performance Stock Awards (collectively, an “Award”).

Shares Subject to the Plan

The aggregate number of shares of Common Stock for which Awards may be granted under the Plan may not exceed 2,400,000 shares. Such shares of Common Stock may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Shares of Common Stock subject to an option which expires, or for any reason is cancelled or is terminated, unexercised, or which ceases for any reason to be exercisable may again become available for issuance upon grant of an option under the Plan.

Administration of the Plan

The Plan shall be administered by the Board or by a Committee to which administration of the Plan, or of part of the Plan, is delegated by the Board. The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee” and “outside” directors. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

Exercise Price

The exercise price of the shares of Common Stock under each option is to be determined by the Administrator.

(1) The exercise price shall be no less (and shall have not potential to become less at any time) than one hundred percent (100%) of the fair market value per share on the date of grant; and

(2) If at the time of grant, the participant owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the option shall bear an exercise price of no less than one hundred ten percent (110%) of the fair market value per share on the date of grant.

Term

The term of each option granted pursuant to the Plan is established by the Committee, in its sole discretion, at or before the time such option is granted. Subject to early termination, each option is to be exercisable for no longer than a term of ten years from the date of grant.

Exercise

An option (or any part or installment thereof), to the extent then exercisable, is to be exercised by giving written notice to the Company at its principal office. Payment in full of the aggregate exercise price may be made (a) in cash or by certified check, or (b) if the applicable stock option contract at the time of grant so permits, with the authorization of the Committee, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (c) with any combination of cash, certified check or shares of Common Stock.

Termination of Relationship

Any employee holder of an option whose employment or relationship with the Company (and its parent and subsidiaries) has terminated for any reason other than his death or disability may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if his employment is terminated either (a) for cause, or (b) without the consent of the Company, said option terminates immediately. Options granted to employees under the Plan are not affected by any change in the status of the holder so long as he or she continues to be a full-time employee of the Company, its parent or any of its subsidiaries (regardless of having been transferred from one corporation to another).

Death or Disability

If a participant dies (a) while he is an employee or consultant to, the Company, its parent or any of its subsidiaries, (b) within three months after the termination of such relationship (unless such termination was for cause or without the consent of the Company), or (c) within one year following the termination of such relationship by reason of disability, an option may be exercised, to the extent exercisable on the date of death, by the Legal Representatives, at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

Any participant whose relationship has terminated by reason of disability may exercise his option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

Adjustments Upon Changes in Common Stock

Notwithstanding any other provisions of the Plan, in the event of any change in the outstanding Common Stock by reason of a share dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, combination or exchange of shares or the like, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof will be appropriately adjusted by the Board of Directors, whose determination will be conclusive.

In the event of (a) the liquidation or dissolution of the Company or (b) a merger or consolidation in which the Company is not the surviving corporation, any outstanding options will terminate, unless other provision is made therefor in the transaction.

Equity Based, Non-Option Awards:

Restricted Stock Awards.

The Administrator may grant Restricted Stock, in such amounts, and subject to such terms and conditions as the Administrator may determine, in its sole discretion, including such restrictions on transferability and other restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Administrator shall determine. Unless otherwise specified or to the extent required by law, restrictions on transferability with respect to a Restricted Stock granted to an employee who is not an officer or director or a consultant, shall lapse at a rate of at least twenty percent (20%) per year over a period of not more than five (5) years.

Stock Appreciation Rights.

Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs. The award agreement granting an SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate and shall not include terms which cause the Award to be considered nonqualified deferred compensation.

Performance Stock Awards.

The Administrator may make Performance Stock Awards entitling recipients to acquire shares of stock upon the attainment of specified performance goals. The Administrator may make Performance Stock Awards independent of or in connection with the granting of any other Award under the Plan. The Administrator in its sole discretion, shall determine the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Stock.

Amendments and Termination of the Plan

The Board of Directors, without further approval of the Company’s stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, to comply with the provisions of certain rules and regulations promulgated by the Securities and Exchange Commission, among other things; provided, however, that no amendment may be effective without the requisite prior or subsequent shareholder approval which would (a) except as required for anti-dilution adjustments, increase the maximum number of shares of Common Stock for which options may be granted under the Plan, (b) materially increase the benefits to participants under the Plan, or (c) change the eligibility requirements for individuals entitled to receive options under the Plan.

Non-Transferability of Awards

No Award granted under the Plan may be directly or indirectly sold, pledged, assigned, hypothecated, transferred, disposed or encumbered of in any manner whatsoever, other than by will or by the laws of descent or distribution prior to vesting and exercise (if applicable) under the terms of the Award and may be exercised, during the lifetime of the participant, only by the participant.

Certain Federal Income Tax Consequences:

The following is a general summary of the federal income tax consequences under current tax law of options, stock appreciation rights and restricted stock. It does not purport to cover all of the special rules, including special rules relating to participants subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares or the ownership and disposition of restricted stock.

A participant does not recognize taxable income upon the grant of an option. Upon the exercise of a NQSO, the participant recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company will generally be entitled to a deduction for such amount at that time. If the participant later sells shares acquired pursuant to the exercise of a NQSO, the participant recognizes long-term or short-term capital gain or loss, depending on the period for which the shares were held. Long-term capital gain is generally subject to more favorable tax treatment than ordinary income or short-term capital gain.

Upon the exercise of an ISO, the participant does not recognize taxable income. If the participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the participant, the participant recognizes long-term capital gain or loss and the Company is not be entitled to a deduction. However, if the participant disposes of such shares within the required holding period, all or a portion of the gain is treated as ordinary income and the Company is generally entitled to deduct such amount.

In addition to the tax consequences described above, a participant may be subject to the alternative minimum tax, which is payable to the extent it exceeds the participant’s regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefor is an adjustment which increases alternative minimum taxable income. In addition, the participant's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If a participant is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the incentive option adjustment) is allowed as a credit against the participant's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

A participant does not recognize income upon the grant of an SAR. The participant has ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company will generally be entitled to a deduction for such amount.

A participant does not recognize income on the receipt of a performance share award until the shares are received. At such time, the participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares over any amount paid for the shares, and the Company is generally entitled to deduct such amount at such time.

A participant who receives a grant of restricted stock generally recognizes ordinary compensation income equal to the excess, if any, of fair market value of the stock at the time the restriction lapses over any amount paid for the shares. Alternatively, the participant may elect to be taxed on the value at the time of grant. The Company is generally entitled to a deduction at the same time and in the same amount as the income required to be included by the participant.

  Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of our top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "performance-based compensation." Options and Shares of stock granted under the Plan are intended to constitute qualified performance-based compensation eligible for such exceptions, and we will continue to monitor the applicability of Section 162(m) to our ongoing compensation arrangements. We do not expect that amounts of compensation paid to our executive officers will fail to be deductible on account of Section 162(m).

The preceding summary of the Plan is qualified in its entirety by reference to the Company’s full text of the Plan as it appears in Exhibit 10.6 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on March 27, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides certain information with respect to outstanding stock warrants and options as of December 31, 2006:

	Warrant and Option Awards
Name	Number of Securities Underlying Unexercised Warrants and Options	Number of Securities Underlying Unexercised Warrants and Options	Warrant or Option Exercise Price	Warrant or Option Expiration Date
	(#)	(#)	($/share)
	Exercisable	Unexercisable
Charles J. Casamento	373,443	135,797	$ 1.03	10/15/2014
Charles J. Casamento	-	350,000	$ 1.20	10/4/2016
Matthew M. Loar	-	400,000	$ 1.50	8/31/2016
Stephan Christgau	244,827	-	$ 1.03	6/30/2013
Stephan Christgau	-	150,000	$ 1.20	10/4/2016

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL

We have not adopted any retirement, pension or profit sharing or other similar programs for the benefit of our directors, officers and/or employees.

On April 3, 2007, Charles J. Casamento resigned effective immediately as the Company’s Chief Executive Officer and President. In connection with Mr. Casamento’s resignation as Chief Executive Officer and President, the Company and Mr. Casamento entered into a Preliminary Binding Agreement dated April 3, 2007 (the “Preliminary Agreement”), which is intended to be superseded by a Separation Agreement and General Release containing generally the same terms.

Pursuant to the terms of the Preliminary Agreement, Mr. Casamento will remain with the Company in a consultancy role until July 3, 2007 in order to assist the Company during the period of transition to a new President and Chief Executive Officer. In addition, Mr. Casamento will remain a member of the Company’s board of directors until the date of the Company’s 2007 Annual Meeting of Shareholders but will not stand for re-election at such meeting.

The Preliminary Agreement superseded, in part, the terms and conditions of a Service Agreement dated October 18, 2004 between the Company and Mr. Casamento. Pursuant to the terms of the Preliminary Agreement, Mr. Casamento will receive compensation in the amount of $420,000 which shall be paid by the Company in three equal monthly installments of $35,000 commencing on April 25, 2007, to be followed by a lump sum payment of $315,000 which shall be payable on July 3, 2007. In addition, the Company shall provide to Mr. Casamento a continuation of the benefits currently received by Mr. Casamento and his family for a period of twelve (12) months commencing on April 3, 2007. The Preliminary Agreement also provides that the exercise period for the vested incentive stock options held by Mr. Casamento shall be extended through October 3, 2007.

In addition, on April 3, 2007, the Company entered into an Employment Agreement with Mr. Philip J. Young (the “Employment Agreement”) pursuant to which, Mr. Young will serve as President and Chief Executive Officer of the Company effective May 1, 2007. Mr. Young’s Employment Agreement also provides that Mr. Young shall serve as a director of the Company to the extent elected or appointed from time to time. The Employment Agreement provides for an initial employment term of one year with the option for successive one year renewal terms. Pursuant to the terms of the Employment Agreement, Mr. Young’s annual compensation will be $350,000. In addition, Mr. Young will be eligible to receive an annual bonus of up to 35% of his annual base salary at the discretion of the Board of Directors upon the achievement by Mr. Young of certain annual performance criteria to be established by the Board. The Employment Agreement also provides that the Company shall grant to Mr. Young, under the Company’s 2006 Stock Incentive Plan, options to purchase 1,000,000 shares of the Company’s common stock which will vest over a 4 1/2 year period. If Mr. Young’s employment is terminated by the Company, with or without cause, or by Mr. Young as a result of a change-in-control of the Company, Mr. Young will receive severance benefits as if he were terminated following the first nine months of the term of his agreement plus pro rata bonus compensation to the date of termination.

Other than the Employment Agreement, there were no agreements in place for payments to any officers in the event of a change-in-control of the Company.

DIRECTOR COMPENSATION

The following table shows the compensation received by the non-employee members of our board of directors:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Warrant and Option Awards (2)	Total
Klaus Eldrup-Jørgensen, Chairman (3)	$ 44,207	$ 3,458	$ 99,167	$ 146,832
Jeremy Curnock Cook	-	$ 4,667	$ 346	$ 5,013
Christian Hansen (4)	$ 9,612	-	-	$ 9,612
Bobby W. Sandage, Jr.	$ 5,667	$ 14,000	$ 52,270	$ 71,937
Florian Schönharting (4)	$ 8,998	-	-	$ 8,998
Christopher B. Wood	$ 5,250	$ 15,750	$ 40,608	$ 61,608

(1) Members of our board of directors are entitled to receive their cash compensation either as a cash payment at the end of each quarter or as common stock, valued as of the last day of the quarter. All board members that have not waived their right to receive compensation have elected to receive common stock of Osteologix in lieu of cash. Dr. Sandage and Dr. Wood began receiving stock instead of cash as of July 1, 2006, Mr. Curnock Cook began receiving stock instead of cash when he was appointed to the board on November 9, 2006, and Dr. Eldrup-Jørgensen began receiving stock instead of cash on December 1, 2006. The directors can elect to revoke their election to receive stock instead of cash at any time, although to date none have done so.

(2) Warrant and option awards are valued based on a Black-Scholes option pricing model as used in the Company’s consolidated financial statements pursuant to Statement of Accounting Standards No. 123R, “Share-based Payment.” The Black-Scholes option pricing model reflects certain assumptions regarding variable factors such stock price volatility and the term of the option. Stock options have value to the recipient only as a result of appreciation in the price of the Company’s common stock. For the purposes of establishing the value shown in the table, the model assumed a dividend yield of zero, risk-free interest rate of 4.5% to 5.0%, volatility factor of 70%, and an expected life of the options of three to six years.

(3) Prior to the adoption of the director fee schedule below, Dr. Eldrup-Jørgensen was paid 30,000 DKK per month (equivalent to $5,051 per month when translated at the weighted average exchange rate as used in the Company’s consolidated statement of operations) for his service as Chairman of the Board.

(4) Dr. Hansen and Mr. Schönharting were paid for their service on the board from May 1, 2006 to September 30, 2006, after which they elected to waive receipt of future compensation as directors.

Additional information regarding the fair value of warrant and option awards in the Director Compensation Table is contained in the table below:

Name	Grant Date	Number of Securities Underlying Warrants or Options (1) (#)	Exercise Price of Warrants or Options ($/share)	Grant Date Fair Value of Warrants or Options ($)	Fair Value Recognized under SFAS 123R ($)
Klaus Eldrup-Jørgensen	5/24/2006	146,896 (1)	$ 1.03	$ 107,234	$ 58,559
Klaus Eldrup-Jørgensen	10/5/2006	50,000 (2)	$ 1.20	$ 39,779	$ 39,779
Klaus Eldrup-Jørgensen	10/5/2006	25,000 (3)	$ 1.20	$ 19,889	$ 829
Jeremy Curnock Cook	11/9/2006	25,000 (3)	$ 1.00	$ 16,585	$ 346
Bobby W. Sandage, Jr.	5/24/2006	48,965 (1)	$ 1.03	$ 35,744	$ 11,662
Bobby W. Sandage, Jr.	10/5/2006	50,000 (2)	$ 1.20	$ 39,779	$ 39,779
Bobby W. Sandage, Jr.	10/5/2006	25,000 (3)	$ 1.20	$ 19,889	$ 829
Christopher B. Wood	10/5/2006	50,000 (2)	$ 1.20	$ 39,779	$ 39,779
Christopher B. Wood	10/5/2006	25,000 (3)	$ 1.20	$ 19,889	$ 829

(1) The warrants to purchase stock of Osteologix, Inc. that were granted to Dr. Eldrup-Jørgensen and Dr. Sandage on May 24, 2006 replaced warrants to purchase stock of Osteologix A/S, a Danish company that was merged into the predecessor company of Osteologix, Inc. Dr. Eldrup-Jørgensen and Dr. Sandage received the same exchange ratio for their warrants as the stockholder of Osteologix A/S did for its stock in the exchange of shares for Osteologix, Inc. shares. The grant date fair value of warrants shown in the column represents the incremental fair value of the warrants as of the exchange date. The fair value recognized under SFAS 123R represents the amount recognized in the statement of operations in 2006 both prior to and subsequent to the exchange date.

(2) These options granted to Dr. Eldrup-Jørgensen, Dr. Sandage and Dr. Wood on October 5, 2006 represent grants for prior service to the Board of Directors and were immediately vested.

(3) The options vest over four years beginning at the end of the month following the six month anniversary of the grant date. After the six month anniversary of the grant date, the options vest monthly for the following 42 months.

DIRECTORS’ FEES. Effective May 1, 2006, the Compensation Committee adopted a schedule for compensation of members of the board of directors as follows:

Annual retainer	$10,000
Additional retainer for Chairman	$12,000
Fee per each regularly scheduled meeting	$ 3,000
Additional annual retainer for Audit Committee chairman	$ 8,000
Additional annual retainer for Audit Committee member	$ 6,000
Additional annual retainer for Compensation Committee	$ 1,500

Board members are paid quarterly in arrears. Prior to May 1, 2006, directors received no compensation for serving on the Board of Directors except for the Chairman, who received 30,000 DKK per month (equivalent to $5,051 per month when translated at the weighted average exchange rate as used in the Company’s consolidated statement of operations).

Effective October 1, 2006, Dr. Hansen and Mr. Schönharting have waived their right to receive compensation for their service on the board of the Company.

Directors are also reimbursed for any out-of-pocket expenses incurred in attending board meetings or other Company business.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

From January 1, 2006 to the present, there have been no transactions in which the amount involved exceeded one percent (1%) average of the Company’s total assets at year end for the Company’s past three completed fiscal years to which Osteologix or its subsidiary was a party and in which any executive officer, director, 5% beneficial owner of common stock or member of the immediate family of any of the foregoing persons had or has a direct or indirect material interest other than compensation agreements and other arrangements, that are described where required under “Executive Compensation.”

INDEMNIFICATION

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the General Corporation Law of Delaware. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms.

PROPOSAL 1
ELECTION OF DIRECTORS

Seven director nominees are seeking to be elected at the Annual Meeting, to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are the names of the directors, executive officers and key employees of the Company as of April 20, 2007.

Name	Age	Position
Charles J. Casamento	61	Director (previously also Chief Executive Officer and President through April 3, 2007)
Stephan Christgau, Ph.D.	42	Chief Operating Officer
Jeremy Curnock Cook	57	Director
Klaus Eldrup-Jørgensen, M.D.	48	Chairman of the Board and Director
Christian Hansen, Ph.D.	40	Director
Matthew M. Loar	44	Chief Financial Officer
Bobby W. Sandage, Jr., Ph.D.	53	Director
Florian Schönharting, M.Sc.	38	Director
Christopher B. Wood, M.D.	61	Director
Philip J. Young	49	President and Chief Executive Officer (beginning May 1, 2007)

EXECUTIVE OFFICERS

Executive officers of the Company are appointed at the discretion of the Board of Directors with no fixed term. There are no family relationships between or among any of the executive officers or directors of the Company.

There are no agreements or understandings for any officer or director of the Company to resign at the request of another person and none of the officers or directors is acting on behalf of or will act at the direction of any other person.

Charles J. Casamento

Mr. Casamento was Chief Executive Officer and President of Osteologix from October 2004 to April 3, 2007. Immediately prior to joining Osteologix Mr. Casamento was Chairman, Chief Executive Officer and President of Questcor Pharmaceuticals, Inc., a company he joined in 1993 when it was named RiboGene, prior to a merger with another company. Before joining RiboGene, Mr. Casamento co-founded Interneuron Pharmaceuticals, Inc. in 1989, where he was Chief Executive Officer. Previously, Mr. Casamento was employed by Genzyme Corporation, Sandoz, Hoffmann-LaRoche, Johnson & Johnson and American Hospital Supply Corporation. Mr. Casamento is on the board of directors of SuperGen, Inc., where he is chairman of the audit committee, and Cortex Pharmaceuticals, Inc. A graduate of Fordham University in New York City, Mr. Casamento has a degree in Pharmacy and an MBA.

Stephan Christgau, Ph.D., Chief Operating Officer

Stephan Christgau has been Chief Operating Officer of Osteologix since November 2003. Before joining Osteologix Dr. Christgau was senior research scientist with Nordic Bioscience A/S beginning in 2001. Previously Dr. Christgau was senior research scientist with Osteometer Biotech A/S, where he started in 1995. In both of these prior positions Dr. Christgau worked in the area of bone and cartilage research. Earlier he worked as a research scientist and project leader at Novo Nordisk A/S. Dr. Christgau has extensive experience in the field of metabolic bone and cartilage disorders and is the author of more than 60 scientific papers and inventor on more than 25 patent families. Dr. Christgau holds a MSc in biochemistry and immunology from the Technical University of Denmark and a Ph.D. in. diabetes immunology from the Technical University of Denmark and the University of California, San Francisco.

Matthew M. Loar, Chief Financial Officer

Prior to joining Osteologix in September of 2006, Mr. Loar was Chief Financial Officer of Genelabs Technologies, Inc. He was with Genelabs for approximately eleven years, and CFO for his last five years. For the five years prior to joining Genelabs he held finance positions with a private consumer product company and a manufacturer of computer disc drives. Previously he was an audit manager with a major public accounting firm. Mr. Loar is a Certified Public Accountant in California and holds a BA degree from University of California, Berkeley.

Philip J. Young, President and Chief Executive Officer (beginning May 1, 2007)

Prior to being appointed President and Chief Executive Officer of the Company, Mr. Young served as Executive Vice President of Commercial Operations and Chief Business Officer of Insmed, Inc. from April 2004 until March 2007. Mr. Young served as President and Chief Operations Officer for AGY Therapeutics and Chief Executive Officer of GanTech International beginning in 2000 until 2004. From 1998 until 2000, Mr. Young was Vice President and General Manager of Neurex Pharmaceuticals, where he was responsible for developing and managing the commercial and clinical strategies for new product launches and expanding label indications. Prior to joining Neurex, Mr. Young was Business Director and General Manager of the Peptide Hormones Division at Pharmacia (Pfizer) where under his leadership, strategies were developed which led to the successful launch of Genotropin for pediatric and adult growth hormone deficiency. Mr. Young also served for seven years at Genentech, where he was the Product Manager of Growth Hormone Products. Mr. Young has a B.S. in Sociology from James Madison University.

INFORMATION ABOUT DIRECTOR NOMINEES

Set forth below is certain information with respect to each director nominee.

Klaus Eldrup-Jørgensen, M.D., Chairman of the Board of Directors

Klaus Eldrup-Jørgensen, M.D., has been Chairman of Osteologix since November 2003. From May 2003 through October 2003 he was also interim CEO of Osteologix. Dr. Eldrup-Jørgensen is currently one of the founders and the President and CEO of the high-tech company ISG A/S. Previously he held senior positions in a number of companies, including Novo Nordisk A/S, Dako A/S and Nordic Bioscience A/S. Dr. Klaus Eldrup Jørgensen presently serves on the board of two biotech venture funds, Seed Capital Denmark A/S and Symbion Capital A/S..

Jeremy Curnock Cook, Executive Chairman, Bioscience Managers Limited

Jeremy Curnock Cook has been Executive Chairman of Bioscience Managers limited since August 2000. Previously, he was a Director of Rothschild Asset Management Limited and was responsible for the Rothschild Bioscience Unit. Earlier, he founded the International Biochemicals Group, which was later sold to Royal Dutch Shell, and Mr. Curnock Cook continued to serve as Managing Director for a period of time after the sale. Mr. Curnock Cook is currently Chairman of both Targeted Genetics Inc. and Inflazyme Pharmaceuticals Ltd.

Christian Hansen, Ph.D., Co-Founder and Partner, Nordic Biotech K/S

Christian Hansen, Ph.D. has been a partner of Nordic Biotech K/S since he co-founded it in June 2001. Previously, from 2000 to 2001, Dr. Hansen was co-President of the Protein Pharmaceuticals Division of Maxygen, Inc. From 1999 to 2000, Dr. Hansen was the founder and co-CEO of ProFound Pharma A/S, a company focused on developing second generation protein pharmaceuticals. From 1992 to 1999, Dr. Hansen worked in various positions at Novo Nordisk A/S, including as Director of Intellectual Property Strategy. Dr. Hansen holds a MSc in chemical engineering from the Technical University of Denmark and a Ph.D. in molecular biology/biochemistry undertaken at the Institut Pasteur, Paris, and the University of Salamanca, Spain, as well as a MBA from the Edinburgh Business School.

Florian Schönharting, M.Sc., Co-Founder and Partner, Nordic Biotech K/S

Florian Schönharting has been a partner of Nordic Biotech K/S since he co-founded it in June 2001. Previously, Mr. Schönharting was with Bank Invest Asset Management, a Danish private & public equity group, for approximately ten years, most recently as managing director in charge of biotech investments. During his tenure with BankInvest, Mr. Schönharting executed some 20 investments, including Biomarin, Genmab, Profound Pharma (Maxygen Inc.), Bavarian Nordic, Pharmexa, Pyrosequencing and Glyko Biomedical. Mr. Schönharting earned a master's degree in business economics (finance) from the Copenhagen Business School, and was given the McKinsey & Co award for best-of-year student. Florian Schönharting is currently a member of the Board of Directors of the Danish Venture Capital Association and the Danish Corporate Governance Association.

Bobby W. Sandage, Jr., Ph.D., Executive Vice President, Research and Development and Chief Scientific Officer, Indevus Pharmaceuticals, Inc.

Bobby W. Sandage Jr., Ph.D. has been Executive V.P., Research and Development and Chief Scientific Officer of Indevus Pharmaceuticals, Inc. since 1995. He joined Indevus in 1991 following senior development positions within the cardiovascular R&D division of DuPont Merck Pharmaceutical Company. Dr. Sandage was previously affiliated with the Medical Department of DuPont Critical Care, most recently as associate medical director. Dr. Sandage is adjunct professor in the Department of Pharmacology at the Massachusetts College of Pharmacy. Dr. Sandage received his Ph.D. in Clinical Pharmacy from Purdue University and a B.S. in Pharmacy from the University of Arkansas.

Christopher B. Wood, M.D., Chairman and Chief Executive Officer, Bioenvision, Inc.

Christopher B. Wood, M.D. has been Chairman and Chief Executive Officer of Bioenvision, Inc. since January 1999. Previously Dr. Wood was chairman of the board of Eurobiotech, Inc., and before then served as a specialist surgeon in the National Health Service in the United Kingdom. For approximately 12 years Dr. Wood was a specialist surgeon at The Royal Postgraduate Medical School, London, England. Dr. Wood holds an M.D. from the University of Wales School of Medicine and is a fellow of the Royal College of Surgeons of Edinburgh.

Philip J. Young, President and Chief Executive Officer, Osteologix, Inc (beginning May 1, 2007)

See biographical information set forth above under “Executive Officers.”

The Board of Directors will vote the proxies “FOR” the election of all of the above-named nominees unless you indicate that the proxy shall not be voted for all or any one of the nominees. Nominees receiving a plurality of the votes cast will be elected as directors. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a director, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF
THE SEVEN NOMINEES FOR DIRECTOR SET FORTH HEREIN.

COMPLIANCE WITH SECTION 16(a) OF EXCHANGE ACT

Based on our review of copies of Forms 3, 4 and 5 filed with the SEC or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2006, all officers, directors, and greater than ten-percent beneficial owners timely complied with the applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

CODE OF ETHICS

The Company currently does not have a formal code of ethics. The Company intends to adopt a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.   The Company intends to adopt such formal code during the 2007 fiscal year. It is the view of management and the board of directors that, despite there being no existence of a formal ethics policy, all of the Company’s directors, officers and employees should adhere to the highest ethical standards and practices.

BOARD AND COMMITTEE MEETINGS

The Board of Directors held five meetings during fiscal year ended December 31, 2006. No director attended fewer than 75% of the meetings of the Board and any committee of which the director was a member.

The Board of Directors has an Audit Committee and a Compensation Committee. The Company does not have a policy with regard to Board members’ attendance at annual meetings of stockholders.

Compensation Committee

The Board of Directors has appointed Klaus Eldrup-Jørgensen, Christian Hansen and Christopher B. Wood to the Compensation Committee. The Compensation Committee has the responsibility to make recommendations to the Board of Directors with respect to all forms of compensation paid to our executive officers, members of the Board of Directors, to such other officers as directed by the Board, and any other compensation matters as from time to time directed by the Board. The Compensation Committee met four times in 2006.

Audit Committee

The Board of Directors had appointed Christopher B. Wood, Klaus Eldrup-Jørgensen and Bobby W. Sandage, Jr. to the Audit Committee. Each of the members meets the independence requirements and standards currently established by the SEC. The Board of Directors has designated the Chairman of the Audit Committee, Christopher B. Wood, as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC because he has considerable experience overseeing Chief Financial Officers of U.S. public biotechnology companies.

The Audit Committee assists the Board by overseeing the performance of the independent auditors and the quality and integrity of our internal accounting, auditing and financial reporting practices. The Audit Committee is responsible for retaining and, as necessary, terminating, the independent auditors, annually reviews the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approves audit and non-audit services to be performed by the auditors and related fees.

Review of our Audited Financial Statements for the Fiscal Year ended December 31, 2006

The Audit Committee (the “Committee”), which consists of three independent directors, has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2006 with management and with the independent registered public accounting firm, Weinberg & Company, P.A.

The Committee reviewed with the Company’s Chief Financial Officer and the independent auditors the overall audit scope and plan, the results of prior audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

In the Committee’s review of the audited financial statements included in the Annual Report on Form 10-KSB, the Committee discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent auditors their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent auditors, the Committee asks them to address, and discusses their responses to several questions that the Committee believes are particularly relevant to its oversight. These questions include:

•
Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

•
Based on the independent auditors’ experience and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the independent auditors’ experience and their knowledge of the Company, has the Company implemented internal controls that are appropriate for the Company?

The Committee believes that by focusing its discussions with the independent auditors, it promotes a meaningful dialogue that provides a basis for its oversight judgments.

The Committee also discussed with the independent auditors all other matters required to be discussed by the auditors with the Committee under Statement on Auditing Standards No. 61 (“Communication with Audit Committees”). The Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and considered with the independent auditors whether the provision of non-audit services during the fiscal year ended December 31, 2006 was compatible with the independent auditors’ independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee reviews the Company’s SEC reports prior to filing and intends to continue this practice in the future. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE Christopher B. Wood, Chairman Klaus Eldrup-Jørgensen Bobby W. Sandage, Jr.

PROCESS FOR SENDING COMMUNICATIONS TO THE BOARD OF DIRECTORS.

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual director must mail a communication addressed to the Board or the individual director to the Board of Directors at Osteologix, Inc., 425 Market Street, Suite 2230, San Francisco, CA 94105. Any such communication must state the number of shares of common stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

Nomination by Stockholders

The Board of Directors accepts director nominations made by stockholders. The Board of Directors may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other Board members, and specialized knowledge or experience. Depending upon the current needs of the Board, certain factors may be weighed more or less heavily. In considering candidates for the Board, they evaluate the entirety of each candidate’s credentials and do not have any specific minimum qualifications that must be met by a nominee. They will consider candidates from any reasonable source, including current Board members, stockholders, professional search firms or other persons. They will not evaluate candidates differently based on who has made the recommendation.

Our By-laws include a provision that permits a stockholder of record that beneficially owned more than five percent of our voting stock for at least one year as of the date of the recommendation to submit to us the name of any person whom the stockholder wishes to nominate as a candidate for election to the Board. In general, such a submission must be received by our corporate secretary at our principal office 30 days prior to the filing of our proxy statement before the annual stockholder meeting, and must contain all information about the candidate that would be required to be disclosed in a proxy statement prepared and filed under federal and state law, as well as the proposed nominee’s consent to be named as a nominee and to serve if elected. The stockholder must also provide information about his or her identity and the number of shares owned. If the nomination is made by a stockholder holding shares in “street name,” then the identity and ownership information must be furnished about the beneficial owner of the shares. A candidate submitted by a stockholder as a nominee need not be nominated by the independent directors.

We are required to include in our future proxy statements information about a recommended stockholder nominee, but only when the following criteria are met:

•
The proposed nomination is received by a date not later than the 120th day before the date (i.e., the month and day) of our proxy statement released to stockholders in connection with the prior year’s annual meeting.

•	The stockholder or stockholder group making the proposal has beneficially owned more than 5% of our voting stock for at least a year.

If those criteria are met, and provided that we have written consent from the proposed candidate and from the stockholder or stockholder group, we would be obliged to identify in our proxy statement the name of the candidate and the stockholder or stockholder group making the nomination, and to disclose our position regarding the nomination.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Weinberg & Company, P.A. has served as our independent registered public accounting firm for the audits of our financial statements for each of the last two years. The Board of Directors has appointed Weinberg & Company, P.A. to continue as our independent auditors for the fiscal year ending December 31, 2007.

The following table presents fees for professional services rendered by Weinberg & Company, P.A. for all professional services which they have provided to the Company.

	For the fiscal years ended December 31,
	2006	2005
Audit fees	$112,000	$72,000
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
	$112,000	$72,000

“Audit fees” consist of fees billed to the Company by Weinberg & Company, P.A for its review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB, its audit of the financial statements included in the Company’s Annual Reports on Form 10-KSB and its review of registration statements and issuance of consents.

There were no audit-related fees, tax fees or other fees incurred on behalf of Osteologix by our independent registered public accounting firm, Weinberg & Company, P.A.

Pre-Approval Policies and Procedures

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audit, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis. Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

-	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;
-	provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms; or
-
the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

-	whether the service creates a mutual or conflicting interest between the auditor and the Company;
-	whether the service places the auditor in the position of auditing his or her own work;
-	whether the service results in the auditor acting as management or an employee of the Company; and
-	whether the service places the auditor in a position of being an advocate for the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

MISCELLANEOUS

2007 STOCKHOLDER PROPOSALS

Rule 14a-4 of the SEC proxy rules allows the Company to use discretionary voting authority to vote on matters coming before an annual meeting of stockholders if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of stockholders or the date specified by an overriding advance notice provision in the Company's By-Laws. The Company's By-Laws do not contain such an advance notice provision. For the Company's 2008 Annual Meeting of Stockholders, stockholders must submit such written notice to the Secretary of the Company on or before March 16, 2008. Stockholders of the Company wishing to include proposals in the proxy material for the 2008 Annual Meeting of Stockholders must submit the same in writing so as to be received by Matthew M. Loar, the Secretary of the Company on or before January 1, 2008. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

OTHER BUSINESS

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in the Proxy Statement. If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

AVAILABILITY OF FORM 10-KSB

We are providing without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-KSB for the Fiscal Year ended December 31, 2006, including our financial statements but excluding the exhibits to Form 10-KSB. The Form 10-KSB includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please contact Matthew M. Loar, our Chief Financial Officer, at 425 Market Street, Suite 2230, San Francisco, CA 94105. Our Annual Report on Form 10-KSB and our other filings with the SEC, including the exhibits, are also available for free at the SEC’s website (http://www.sec.gov).

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports, proxy statements and other information with the SEC. Stockholders may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company's annual report on Form 10-KSB was mailed along with this proxy statement.

STOCKHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 27, 2007. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of the Board of Directors /s/ Matthew M. Loar Name: Matthew M. Loar Title: Secretary April 27, 2007

OSTEOLOGIX, INC. PROXY
FOR ANNUAL MEETING TO BE HELD ON JUNE 7, 2007

The undersigned stockholder of Osteologix, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Philip J. Young and Matthew M. Loar or any of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company to be held on June 7, 2007, at 10:00 am Pacific Daylight time, at the Grand Hyatt San Francisco, 345 Stockton Street, San Francisco, California and at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

The Board of Directors recommends that you vote “FOR” each proposal.
1.
Elect 7 Directors	Jeremy Curnock Cook Christian Hansen Klaus Eldrup-Jørgensen Bobby W. Sandage, Jr.	Florian Schönharting Christopher B. Wood Philip J. Young

☐	FOR all nominees listed above (except those whose names or numbers have been written on the line below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

2.	Proposal to ratify the appointment of Weinberg & Company, P.A., as the Company’s independent registered public accounting firm.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact any other business as may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" EACH PROPOSAL SPECIFICALLY IDENTIFIED ABOVE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Date:__________, 2007

PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where proper, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.